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                                                                   EXHIBIT 10aae


                        RETENTION AND SEVERANCE AGREEMENT


         This Retention and Severance Agreement ("Agreement") is made this 25th day of October, 2001, by and between Homeland Stores, Inc., a Delaware corporation ("Company"), and Deborah A. Brown ("Executive").

                                    Recitals

         A. The Company and the Executive are parties to that certain letter agreement dated December 15, 2000 ("Severance Agreement").

         B. The Company and the Executive are parties to that certain letter agreement dated December 26, 2000 ("Change in Control Agreement").

         C. The Company and the Executive are parties to that certain Supplemental Compensation Agreement dated May 18, 2001 ("Supplemental Compensation Agreement").

         D. To encourage the continued provision by the Executive of services to the Company, which services are critical to the successful implementation by the Company of its proposed strategies, the Company desires to provide to the Executive retention benefits and severance benefits on the terms and subject to the conditions contained herein. This Agreement is expressly intended to supersede the Change in Control Agreement, the Severance Agreement and the Supplemental Compensation Agreement.

         E. This Agreement has been approved by the United States Bankruptcy Court for the Western District of Oklahoma ("Bankruptcy Court").

         NOW THEREFORE, for valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. Retention Benefit. To the extent that the Executive is employed by the Company on a date on which the Retention Payment (as defined herein) (or any portion thereof) is payable by the Company to the Executive hereunder or is terminated by the Company without Cause prior to a date on which the Retention Payment (or any portion thereof) would otherwise payable to the Company hereunder, the Company shall pay to the Executive the Retention Payment (or such portion). The Company shall not pay to the Executive any Retention Payment (or any portion thereof) (a) to the extent that the Executive has terminated her employment on or before the date on which the Retention Payment (or such portion) would otherwise be payable or (b) to the extent that the Company has terminated the employment of the Executive for Cause (as defined herein) on or prior to the date on which the Retention Payment (or such portion) would otherwise be payable.



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         The Retention Payment shall (a), in the event of a Restructuring (as defined herein) be equal to 120% of the base annual salary of the Executive as of the date of this Agreement and (b), in the event of a Liquidation (as defined herein) or a termination by the Company other than for Cause, be equal to 100% of the base annual salary of the Executive as of the date of this Agreement; provided, however, if, on or prior to January 15, 2002, the Board of Directors of the Company votes, for any reason, to liquidate the Company, the Retention Payment shall be equal to 60% of the base annual salary of the Executive as of the date of this Agreement.

         The Company shall pay to the Executive (a) 40% of the Retention Payment (as though a Restructuring were occurring) on January 15, 2002, and (b) the balance of the Retention Payment shall be paid on, (i), in the case of a Restructuring, the effective date of the plan of reorganization confirmed by the Bankruptcy Court or (ii), in the case of a Liquidation, on the completion of the Liquidation (as determined by the Board of Directors of the Company).

         2. Severance Benefit. In the event that the Company terminates the employment of the Executive (other than for Cause), the Company shall pay to the Executive the Severance Payment (as defined herein). The Executive shall not be entitled to a Severance Payment if (a) the Executive terminates her employment or (b) the Company terminates the employment of the Executive for Cause.

         The Severance Payment shall be equal to 100%] of the base annual salary of the Executive as of the date of this Agreement.

         The Company shall pay the Severance Payment to the Executive within thirty days after a termination of her employment by the Company that entitles the Executive to the Severance Payment.

         3. Implementation of Management Bonus Programs. The Company shall implement a management incentive bonus program for Fiscal Years 2001 and 2002. Each such management incentive bonus program shall contain the provisions that are listed on Exhibit A.

         4. Definitions. As used herein, the term "Cause" means (a) the willful failure of the Executive to perform substantially her duties as an officer and employee of the Company (other than due to physical or mental illness), (ii) the engagement by the Executive in serious misconduct that is injurious to the Company, (iii) the conviction of the Executive of, or the entry by the Executive of a plea of nolo contendere to, a crime that constitutes a felony, (iv) the unauthorized disclosure by the Executive of confidential information (other than to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency) that has resulted or is likely to result in material economic damage to the Company or (v) any act of moral turpitude by the Executive which has or may have an adverse effect on the Company, including, without limitation, commission of a felony or a misdemeanor involving moral turpitude.


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         As used herein, the term "Liquidation" means a transaction or a series of transactions as result of which the Company ceases to operate as a retail grocery chain, regardless of the structure of the transaction or the series of transactions, and, as used herein, the term "Restructuring" means a transaction or a series of transactions as a result of which the Company continues to operate as a retail grocery chain, regardless of the structure of the transaction or the series of transactions. The term "Liquidation" and the term "Restructuring" are mutually exclusive and the determination whether a particular transaction or a particular series of transactions constitutes a Liquidation or a Restructuring shall be made by the Board of Directors of the Company.

         5. Absence of Guaranty of Continued Employment. Nothing contained herein shall limit the ability of the Company or the Executive to terminate the employment by the Company of the Executive at any time.

         6. Determinations. The Company and the Executive recognize that determinations and interpretations may be required in connection with this Agreement. All of such determinations and such interpretations shall be made by the Board of Directors and, absent bad faith or manifest error, any such determination or any such interpretation shall be conclusive and binding upon the Company and the Executive.

         Notwithstanding anything else contained herein, all determinations and all interpretations by the Board of Directors shall be consistently applied to all persons with whom the Company enters into a supplemental compensation arrangement of the type embodied in this Agreement.

         7. Prior Agreements; Other Agreements. This Agreement supersedes the Change in Control Agreement, the Severance Agreement and the Supplemental Compensation Agreement, all of which shall cease to be of further force and effect on the execution and the delivery of this Agreement.

         The Company may attempt to negotiate or may request emergence bonuses or other retention or severance benefits as part of its plan of reorganization, if any. The Company and the Executive understand that there is no assurance that the Company will be successful or that the plan of reorganization, if any, will contain any emergence bonus or any other retention or severance benefits.

         8. Withholding. Notwithstanding anything else contained herein, all amounts payable by the Company to the Executive hereunder shall be paid net of any applicable income or employment taxes which the Company is required to withhold under any applicable federal, state or local law or regulation.


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         IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Supplemental Compensation Agreement.

                                        Homeland Stores, Inc.


                                        By:
                                            ------------------------------------
                                            David B. Clark, President/CEO



                                        ----------------------------------------
                                        Deborah A. Brown



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                                    Exhibit A

                        (Management Incentive Bonus Plan)


Fiscal Year 2001

  Maximum aggregate payment of $225,000

     Maximum payment to David B. Clark of $50,000
     Maximum aggregate payment to Prentess Alletag, Debbie Brown, Steve
        Mason, Wayne Peterson and John Rocker of $125,000
     Maximum aggregate payment to other employees of $50,000
     Payment criteria to be based on EBITDAR targets for November, 2001, and December, 2001, mutually agreed by Homeland Stores, Inc. and Official Unsecured Creditors' Committee (Submission by Homeland Stores, Inc. of projections by November 2, 2001).
     Eligibility criteria: individual employed by the Company on December 31, 2001.

Fiscal Year 2002

  Program substantially similar to present management incentive bonus program

     Payment to David B. Clark based at target of 75% of his base annual salary
     Payments to Prentess Alletag, Debbie Brown, Steve Mason, Wayne
        Peterson and John Rocker based at target of 50% of his or
        her base annual salary
     Payment criteria to be based on EBITDAR targets for Fiscal Year 2002, mutually agreed by Homeland Stores, Inc. and Official Unsecured Creditors' Committee (deadline for mutual agreement: February 15,
       2002)
     Eligibility criteria: individual employed by the Company on December 31,
       2002.
     Similar consistent programs to be implemented for other employees in accordance with prior practice



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